SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
UNITED STATES
FORM 8-K
CURRENT REPORT
Date of Report (Date of earliest event reported)
12/10/2007
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Pre commencement communitications pursuant to Rule 13e-4(c) under th Exchange Act (17 CFR 240.13e-4(c))
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(Exact name of issuing entity as specified in its charter)
C-BASS 2007-CB1 Trust
(Exact name of depositor as specified in its charter)
Bond Securitization, LLC
(Exact name of sponsor as specified in its charter)
CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
(State or other jurisdiction of
incorporation or organization of the
issuing entity)
(Telephone number, including area code)
(I.R.S. Employer Identification No.)
04-3852531, 04-3852532, 04-3852533, 04-3852534, 04-3852535,
04-3852536, 04-3852537, 04-3852538, 04-3852539, 04-3852540
(Address of principal executive offices of issuing entity) (Zip Code)
(Former name, former address, if changed since last report)
No Change
c/o U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN
55107
6 5 1 - 4 9 5 - 3 8 4 7
New York
(Commission File Number of Issuing
entity)
333-136741-03
Item 1.01 Entry into a Material Definitive Agreement.
Not Applicable
Item 5.03 Amendments to Articls of Incorporation or Bylaw. Change in Fiscal Year.
Item 6.04 Failure to make a Required Distribution.
Item 1.02 Termination of a Material Definitive Agreement.
Item 1.03 Bankruptcy of Receivership.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 3.03 Material Modifications to Rights of Security Holders.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Item 6.01 ABS Informational and Computational Material.
Item 6.02 Change of Servicer or Trustee.
Item 6.03 Change in Credit Enhancement or Other External Support.
Item 6.05 Securities Act Updating Disclosure.
Not Applicable
Not Applicable
Not Applicable
Not Applicable
Not Applicable
Not Applicable
Effective December 10, 2007, Goldman Sachs Bank USA has acquired Litton Loan Servicing L.P.("Litton") from
Credit-Based Asset Servicing and Securitization LLC (C-Bass) (the "Acquisition").
Not Applicable
Not Applicable
Not Applicable
Not Applicable
Not Applicable
Not Applicable
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date:
(Signature)
Christian T. Greco
Vice President
Christian T. Greco
/s/
12/13/2007
Bond Securitization, LLC
(Depositor)
EXHIBIT INDEX
Exhibit Number and Descriptions
Not Applicable